GCP Applied Technologies Reports Fourth Quarter and Full Year 2017 Results

•	4Q17 Net sales growth of 10.7%; Net Sales, Constant Currency up 9.2%*

•	2017 Net sales growth of 3.6%; Net Sales, Constant Currency up 5.1%*

•	4Q17 Net loss from continuing operations of $69.1 million; Adjusted EBIT* of $38.2 million

•	2017 Net loss from continuing operations of $110.9 million; Adjusted EBIT* of $127.4 million

◦	4Q17 and 2017 Net loss from continuing operations include $81.7 million income tax expense related to provisional estimate of U.S. tax reform impact

•	Completed bolt-on acquisitions of Ductilcrete and Contek

•	2018 Full-year guidance:

◦	Net Sales, Constant Currency* growth of 5% to 10%

◦	Adjusted EBIT* of $135 million to $150 million

Cambridge, MA - February 27, 2018 - GCP Applied Technologies Inc. (NYSE: GCP) announced fourth quarter and full year 2017 results.

Total GCP Applied Technologies
($ Millions)

	Q4 2017	% Change	FY 2017	% Change
Net sales	$289.5	10.7%	$1,084.4	3.6%
Net sales, constant currency*	$285.5	9.2%	$1,099.9	5.1%
Gross margin	37.9%	70 bps	38.4%	(160) bps
Adjusted gross margin*	38.2%	(210) bps	39.0%	(180) bps
Loss from continuing operations attributable to GCP shareholders	$(69.1)	NM	$(110.9)	NM
Net (loss) income attributable to GCP shareholders	$(84.2)	NM	$553.4	NM
Diluted EPS from continuing operations attributable to GCP shareholders	$(0.96)	NM	$(1.55)	NM
Adjusted EPS*	$0.24	33.3%	$0.64	(19.0)%

Adjusted EBIT*	$38.2	16.1%	$127.4	(9.6)%
Adjusted EBIT margin*	13.2%	60 bps	11.7%	(180) bps

"GCP's strong fourth quarter sales and earnings growth provide momentum for 2018," said President and Chief Executive Officer Gregory E. Poling. "Construction markets are healthy, and we are optimistic about our key commercial growth programs as well as the technology investments we are making to deliver value to our customers.”

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

"Our net sales increased 11% with strong growth in North America and Europe. Higher sales and restructuring program savings produced Adjusted EBIT growth of 16% despite raw material inflation. We also completed two acquisitions. Ductilcrete Technologies provides specialty concrete flooring systems, while Contek's quality control software offers value to concrete producers and enhances our VERIFI(R) product offering.”

Fourth Quarter 2017:

•	Net sales increased 10.7% with sales excluding acquisitions growing 6.7%

•	Gross margin increased 70 basis points to 37.9% due primarily to lower pension costs, partially offset by higher raw material inflation

•
Adjusted gross margin of 38.2% decreased 210 basis points as increased raw materials costs were partially offset by higher price. We announced price increases to recover higher costs and recapture margins.

•
Adjusted EBIT* of $38.2 million increased 16.1% and Adjusted EBIT margin increased 60 basis points to 13.2% as higher sales volumes and restructuring program savings were partially offset by increased inflation

•
Net loss from continuing operations attributable to GCP shareholders was $69.1 million for the fourth quarter of 2017, compared to net loss of $5.6 million for the prior-year quarter. The change was primarily due to $81.7 million of income tax expense related to our provisional estimate of the impact of the enactment of the Tax Cuts and Jobs Act.

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Fourth Quarter Segment Performance

Specialty Construction Chemicals
($ Millions)

	Q4 2017	% Change	FY 2017	% Change
Net sales	$166.6	6.0%	$615.7	(1.3)%
Net sales, constant currency*	$164.9	4.9%	$630.1	1.0%
Gross margin	35.2%	(190) bps	35.5%	(140) bps
Segment operating income	$18.9	—%	$63.4	(12.7)%
Segment operating margin	11.3%	(70) bps	10.3%	(130) bps

•
Net sales increased 6.0% primarily as a result of higher concrete admixtures sales in North America and Europe, as well as growth in cement additives and our VERIFI® In-transit Concrete Management System

•	Gross margin decreased 190 basis points as increased raw materials costs were partially offset by higher price

•	Segment operating income was unchanged compared to prior year period

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Specialty Building Materials
($ Millions)

	Q4 2017	% Change	FY 2017	% Change
Net sales	$122.9	17.9%	$468.7	10.9%
Net sales, constant currency*	$120.6	15.7%	$469.8	11.1%
Gross margin	42.3%	(280) bps	43.5%	(300) bps
Segment operating income	$28.8	14.7%	$109.4	(4.0)%
Segment operating margin	23.4%	(70) bps	23.3%	(370) bps

•	Net sales increased 17.9%. SBM sales excluding acquisitions grew 9.1% due to increases in Building Envelope and Specialty Products.

•	Gross margin of 42.3% declined 280 basis points primarily due to increased raw materials costs

•	Segment operating income of $28.8 million increased 14.7% due to higher sales volumes and the impact of acquisitions

*Non-GAAP financial measures. See the tables herein for important information regarding these measures and a reconciliation to the most comparable GAAP measures.
NM - Not meaningful.

Sale of Darex Packaging Technologies
On July 3, 2017, GCP completed the sale of Darex to Henkel for $1.06 billion in cash, subject to customary closing adjustments. GCP recognized a pre-tax gain on the sale of Darex of approximately $880.8 million during 2017, or $678.9 million after income taxes. Darex has been reclassified and reflected as "discontinued operations" on the Consolidated Statements of Operations for all periods presented.

Restructuring and Repositioning Expenses
On June 28, 2017, the Board of Directors approved a restructuring and repositioning plan. Upon completion of the plan, the Company expects to achieve a net annualized cost reduction of approximately $24 million to $28 million. The Company expects approximately $9 million to $13 million to benefit continuing operations, while approximately $15 million relates to discontinued operations. During the year-ended December 31, 2017, we achieved a net cost reduction of approximately $13 million, of which $7 million and $6 million relates to continuing operations and discontinued operations, respectively.

Restructuring expenses from continuing operations were $13.5 million for 2017. Repositioning expenses related to the plan were $9.8 million for 2017, substantially all of which represent professional fees and employee-related costs.

Interest Expense
Interest expense was $14.1 million for the fourth quarter of 2017 compared with $16.8 million for the prior year period. The decrease reflects the repayment and extinguishment of the Company's Term Loan in the third quarter of 2017.

Income Taxes
Income tax expense attributable to continuing operations for the year ended December 31, 2017 was $82.1 million, compared with $6.7 million for the prior year, representing effective tax rates of 290.1% and 19.0%, respectively. The difference in the effective tax rate year-over-year was primarily due to income tax expense related to the Company's provisional estimate of the impact of the enactment of the Tax Cuts and Jobs Act of 2017. The Company is assessing the implications of the Act, but anticipates that it will lower GCP's future effective tax rate and is evaluating the potential for increased cash flow flexibility that the Act may provide.

Full Year 2018 Outlook1

Guidance	2018
Net Sales, Constant Currency	Growth of 5% to 10%
Adjusted EBIT	$135 million to $150 million
Adjusted EPS(2)(3)	$0.84 to $1.03
Adjusted Free Cash Flow	$35 million to $45 million

1GCP guidance figures assume average 2017 FX rates carried forward into the guidance period.
2Includes effective tax rate of 28% to 31%, which reflects the Company's current estimate of the impact of the Tax Cuts and Jobs Act of 2017.
3Assumes 72 million shares outstanding.

Investor Call
GCP has scheduled a conference call and webcast at 10:00 a.m. ET today to review its 2017 results and full year outlook. Those who wish to listen to the conference call webcast should visit the Investors section of the GCP website at www.gcpat.com. The live call can be accessed by dialing (844) 887-9408 in the U.S. or +1 (412) 317-9261 internationally prior to the start of the call. Participants should ask to join the GCP Applied Technologies call. An accompanying slide presentation will also be available on the website.

For those unable to participate in the live conference call, a playback will be available through March 6, 2018. To listen to the playback, please dial (877) 344-7529 in the U.S. or +1 (412) 317-0088 internationally; the access code is 10116394. An audio webcast replay will also be available in the “Events and Presentations” section of the company's website for approximately three months.

Non-GAAP Financial Measures
In this press release the Company refers to non-GAAP financial measures including Net Sales, Constant Currency, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBIT, Adjusted EBIT Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Free Cash Flow, Adjusted EPS, and Adjusted EBIT Return On Invested Capital. These non-GAAP measures do not purport to represent income or liquidity measures as defined under United States generally accepted accounting principles ("GAAP"), and should not be considered as alternatives to such measures as an indicator of GCP's performance. These non-GAAP measures are provided to distinguish the operating results of GCP's current business.

The Analysis of Operations pages included in this press release provide reconciliations of these non-GAAP financial measures to their most comparable GAAP measures, as well as definitions for each of these non-GAAP financial measures and explanations as to why management finds them useful and believes they are useful to investors, potential investors and others.

Media Relations Paul Keeffe T +1 617.498.4461 mediainfo@gcpat.com	Investor Relations Joseph DeCristofaro T +1 617.498.2616 investors@gcpat.com

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About GCP Applied Technologies
GCP is a leading global provider of construction products technologies that include additives for cement and concrete, the VERIFI® in-transit concrete management system, high-performance waterproofing products, and specialty systems. GCP products have been used to build some of the world’s most renowned structures. More information is available at www.gcpat.com.

This announcement contains “forward-looking statements,” that is, information related to future, not past, events. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. Forward-looking statements include, without limitation, statements about expected financial positions; results of operations; cash flows; financing plans; business strategy; operating plans; capital and other expenditures; competitive positions; growth opportunities for existing products; benefits from new technology and cost reduction initiatives, plans and objectives; and markets for securities. Like other businesses, GCP is subject to risks and uncertainties that could cause its actual results to differ materially from its projections or that could cause other forward-looking statements to prove incorrect. Factors that could cause actual results to materially differ from those contained in the forward-looking statements, or that could cause other forward-looking statements to prove incorrect, include, without limitation, risks related to: the cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; uncertainties related to GCP’s ability to realize the anticipated benefits of the spin-off /separation from W.R. Grace and the value of GCP’s common stock following the spin-off; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; and the handling of hazardous materials and the costs of compliance with environmental regulation. These and other factors are identified and described in more detail in GCP's Annual Report on Form 10-K, which has been filed with the U.S. Securities and Exchange Commission and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and forward-looking statements, which speak only as the date thereof. GCP undertakes no obligation to publicly release any revision to the projections and forward-looking statements contained in this announcement, or to update them to reflect events or circumstances occurring after the date of this announcement.

GCP Applied Technologies Inc. Consolidated Statements of Operations (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
(In millions, except per share amounts)	2017	2016	2017	2016
Net sales	$289.5	$261.4	$1,084.4	$1,046.5
Cost of goods sold	179.2	163.8	667.3	628.9
Gross profit	110.3	97.6	417.1	417.6
Selling, general and administrative expenses	74.6	66.8	296.5	266.3
Research and development expenses	4.8	4.8	20.0	18.4
Interest expense and related financing costs	14.1	16.8	70.2	65.8
Repositioning expenses	3.0	1.0	9.8	15.3
Restructuring expenses and asset impairments	0.5	0.5	13.5	1.9
Loss in Venezuela	—	—	38.3	—
Other expense (income), net	3.7	16.3	(2.9)	14.6
Total costs and expenses	100.7	106.2	445.4	382.3
Income (loss) from continuing operations before income taxes	9.6	(8.6)	(28.3)	35.3
Income tax (expense) benefit	(78.4)	3.1	(82.1)	(6.7)
(Loss) income from continuing operations	(68.8)	(5.5)	(110.4)	28.6
(Loss) income from discontinued operations, net of income taxes	(15.1)	9.0	664.3	45.2
Net (loss) income	(83.9)	3.5	553.9	73.8
Less: Net income attributable to noncontrolling interests	(0.3)	(0.1)	(0.5)	(1.0)
Net (loss) income attributable to GCP shareholders	$(84.2)	$3.4	$553.4	$72.8
Amounts Attributable to GCP Shareholders:
(Loss) income from continuing operations attributable to GCP shareholders	(69.1)	(5.6)	(110.9)	27.6
(Loss) income from discontinued operations, net of income taxes	(15.1)	9.0	664.3	45.2
Net (loss) income attributable to GCP shareholders	$(84.2)	$3.4	$553.4	$72.8
Earnings Per Share Attributable to GCP Shareholders
Basic earnings per share:
(Loss) income from continuing operations attributable to GCP shareholders	$(0.96)	$(0.08)	$(1.55)	$0.39
(Loss) income from discontinued operations, net of income taxes	$(0.21)	$0.13	$9.29	$0.64
Net (loss) income attributable to GCP shareholders(1)	$(1.17)	$0.05	$7.74	$1.03
Weighted average number of basic shares	71.7	71.1	71.5	70.8
Diluted earnings per share:(2)
(Loss) income from continuing operations attributable to GCP shareholders	$(0.96)	$(0.08)	$(1.55)	$0.38
(Loss) income from discontinued operations, net of income taxes	$(0.21)	$0.13	$9.29	$0.63
Net (loss) income attributable to GCP shareholders(1)	$(1.17)	$0.05	$7.74	$1.02
Weighted average number of diluted shares	71.7	71.1	71.5	71.7
______________________________
(1)     Amounts may not sum due to rounding.
(2)     Dilutive effect only applicable to periods where there is net income from continuing operations.

GCP Applied Technologies Inc. Consolidated Balance Sheets (unaudited)
(In millions, except par value and shares)	December 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$721.5	$147.0
Trade accounts receivable, less allowance of $5.7 (2016—$4.5)	217.1	166.6
Inventories	106.3	89.3
Other current assets	48.6	42.9
Current assets held for sale	19.7	108.0
Total Current Assets	1,113.2	553.8
Properties and equipment, net	216.6	192.6
Goodwill	198.2	114.9
Technology and other intangible assets, net	91.8	52.6
Deferred income taxes	30.2	76.9
Overfunded defined benefit pension plans	26.4	21.2
Other assets	23.8	22.4
Assets held for sale	2.8	55.4
Total Assets	$1,703.0	$1,089.8
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Debt payable within one year	$24.0	$47.9
Accounts payable	134.8	95.9
Other current liabilities	316.2	119.5
Current liabilities held for sale	7.8	48.2
Total Current Liabilities	482.8	311.5
Debt payable after one year	520.3	783.0
Income taxes payable	58.3	—
Deferred income taxes	14.7	6.6
Unrecognized tax benefits	42.4	9.7
Underfunded and unfunded defined benefit pension plans	57.1	83.2
Other liabilities	35.1	13.9
Noncurrent liabilities held for sale	0.3	20.9
Total Liabilities	1,211.0	1,228.8
Commitments and Contingencies - Note 9
Stockholders' Equity (Deficit):
Common stock issued, par value $0.01; 300,000,000 shares authorized; outstanding: 71,754,344 and 71,081,764, respectively	0.7	0.7
Paid-in capital	29.9	11.0
Accumulated earnings (deficit)	548.7	(4.7)
Accumulated other comprehensive loss	(85.7)	(147.6)
Treasury stock	(3.4)	(2.1)
Total GCP Stockholders' Equity (Deficit)	490.2	(142.7)
Noncontrolling interests	1.8	3.7
Total Stockholders' Equity (Deficit)	492.0	(139.0)
Total Liabilities and Stockholders' Equity	$1,703.0	$1,089.8

GCP Applied Technologies Inc. Consolidated Statements of Cash Flows (unaudited)
	Year Ended December 31,
(In millions)	2017	2016
OPERATING ACTIVITIES
Net income	$553.9	$73.8
Less: income from discontinued operations	664.3	45.2
(Loss) income from continuing operations	(110.4)	28.6
Reconciliation to net cash (used in) provided by operating activities:
Depreciation and amortization	36.8	29.8
Amortization of debt discount and financing costs	2.7	2.8
Stock-based compensation expense	8.5	6.6
Gain on termination and curtailment of pension and other postretirement plans	(6.6)	(0.8)
Currency and other losses in Venezuela	40.1	3.0
Deferred income taxes	70.9	(17.7)
(Gain) loss on disposal of property and equipment	(0.3)	0.9
Loss on sale of product line	2.1	—
Changes in assets and liabilities, excluding effect of currency translation:
Trade accounts receivable	(45.1)	(10.4)
Inventories	(11.3)	(4.3)
Accounts payable	30.9	5.7
Pension assets and liabilities, net	(26.0)	21.5
Other assets and liabilities, net	2.3	10.1
Net cash (used in) provided by operating activities from continuing operations	(5.4)	75.8
Net cash (used in) provided by operating activities from discontinued operations	(34.1)	52.1
Net cash (used in) provided by operating activities	(39.5)	127.9
INVESTING ACTIVITIES
Capital expenditures	(45.0)	(40.9)
Businesses acquired, net of cash acquired	(121.2)	(47.0)
Proceeds from sale of product line	2.9	—
Other investing activities	2.4	1.6
Net cash used in investing activities from continuing operations	(160.9)	(86.3)
Net cash provided by (used in) investing activities from discontinued operations	1,043.1	(4.4)
Net cash provided by (used in) investing activities	882.2	(90.7)
FINANCING ACTIVITIES
Borrowings under credit arrangements	122.8	321.1
Repayments under credit arrangements	(419.5)	(32.9)
Proceeds from issuance of notes	—	525.0
Cash paid for debt financing costs	—	(18.2)
Share repurchases	(1.3)	(2.1)
Proceeds from exercise of stock options	8.0	4.3
Noncontrolling interest dividend	(2.0)	(1.0)
Transfers to parent, net	—	(758.7)
Net cash (used in) provided by financing activities from continuing operations	(292.0)	37.5
Net cash provided by (used in) financing activities from discontinued operations	1.1	(5.8)
Net cash (used in) provided by financing activities	(290.9)	31.7
Effect of currency exchange rate changes on cash and cash equivalents	6.4	(4.2)
Increase in cash and cash equivalents	558.2	64.7
Cash and cash equivalents, beginning of year	163.3	98.6
Cash and cash equivalents, end of year	721.5	163.3
Less: Cash and cash equivalents of discontinued operations	—	16.3
Cash and cash equivalents of continuing operations, end of year	$721.5	$147.0
Supplemental cash flow disclosures:
Cash paid for income taxes, net of refunds	$11.2	$24.4
Cash paid for interest on notes and credit arrangements	$59.6	$39.3

Analysis of Operations
The Company has set forth in the tables below GCP's key operating statistics with percentage changes for the three months and years ended December 31, 2017 and 2016. In the table, the Company presents financial information in accordance with U.S. GAAP, as well as certain non-GAAP financial measures, which it describes below in further detail. GCP believes that the non-GAAP financial information supplements its discussions about the performance of its businesses, improves period-to-period comparability and provides insight to the information that management uses to evaluate the performance of its businesses. Management uses non-GAAP measures in financial and operational decision-making processes, for internal reporting, and as part of its forecasting and budgeting processes, as these measures provide additional transparency to GCP's core operations.
In the table, the Company has provided reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP. These non-GAAP financial measures should not be considered substitutes for financial measures calculated in accordance with U.S. GAAP, and the financial results that the Company calculates and presents in the table in accordance with U.S. GAAP, as well as the corresponding reconciliations from those results, should be carefully evaluated.
Constant currency means current period revenue in local currency translated using prior period exchange rates.  GCP uses constant currency in assessing trends in sales excluding the impact of fluctuations in foreign currency exchange rates.
The Company defines Adjusted EBIT (a non-GAAP financial measure) to be net income from continuing operations attributable to GCP shareholders adjusted for interest income; interest expense and related financing costs; income taxes; currency and other financial losses in Venezuela; costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected returns on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party and other acquisition-related costs; amortization of acquired inventory fair value adjustments; and certain other items that are not representative of underlying trends (such as legal settlements). GCP uses Adjusted EBIT to assess and measure its operating performance and in determining performance-based compensation. GCP uses Adjusted EBIT as a performance measure because it provides improved period-to-period comparability for management's decision-making and compensation purposes and because it allows management to measure the ongoing earnings results of the Company's strategic and operating decisions.
The Company defines Adjusted EBITDA (a non-GAAP financial measure) to be Adjusted EBIT adjusted for depreciation and amortization. GCP uses Adjusted EBITDA as a performance measure in making significant business decisions.
The Company defines Adjusted Earnings Per Share (a non-GAAP financial measure) to be earnings per share ("EPS") on a diluted basis adjusted for costs related to legacy product, environmental and other claims; restructuring and repositioning expenses and asset impairments; pension costs other than service and interest costs, expected return on plan assets, and amortization of prior service costs/credits; gains and losses on sales of businesses, product lines and certain other investments; third-party acquisition-related costs; other financing costs associated with the modification or extinguishment of debt; certain other items that are not representative of underlying trends; and certain discrete tax items. GCP uses Adjusted EPS as a performance measure to review its diluted earnings per share results on a consistent basis.
The Company defines Adjusted Gross Profit (a non-GAAP financial measure) to be gross profit adjusted for pension-related costs included in cost of goods sold; loss in Venezuela included in cost of goods sold; and amortization of acquired inventory fair value adjustment. Adjusted Gross Margin means Adjusted Gross Profit divided by net sales. Management uses this performance measure to understand trends and changes and to make business decisions regarding core operations.

The Company defines Adjusted Free Cash Flow (a non-GAAP financial measure) to be net cash provided by or used for operating activities minus capital expenditures plus cash paid for restructuring and repositioning; taxes paid for repositioning; capital expenditures related to repositioning; accelerated payments under defined benefit pension arrangements; and expenditures for legacy items. GCP uses Adjusted Free Cash Flow as a liquidity measure to evaluate its ability to generate cash to support its ongoing business operations, to invest in its businesses, to provide a return of capital to shareholders and to determine payments of performance-based compensation.
The Company defines Adjusted EBIT Return On Invested Capital (a non-GAAP financial measure) to be Adjusted EBIT (on a trailing four quarters basis) divided by the sum of net working capital, properties and equipment and certain other assets and liabilities. Management uses Adjusted EBIT Return On Invested Capital as a performance measure to review investments and to make capital allocation decisions.
Adjusted EBIT, Adjusted EBITDA, Adjusted EPS, Adjusted EBIT Return On Invested Capital, Adjusted Gross Margin, Adjusted EBIT Margin and Adjusted Free Cash Flow do not purport to represent income measures as defined under U.S. GAAP. These measures are provided to investors and others to improve the period-to-period comparability and peer-to-peer comparability of GCP's financial results and to ensure that investors understand the information GCP uses to evaluate the performance of its businesses.
Adjusted EBIT has material limitations as an operating performance measure because it excludes costs related to income and expenses from restructuring and repositioning activities, which historically has been a material component of our net income. Adjusted EBITDA also has material limitations as an operating performance measure because it excludes the impact of depreciation and amortization expense. GCP's business is substantially dependent on the successful deployment of capital, and depreciation and amortization expense is a necessary element of its costs. GCP compensates for the limitations of these measurements by using these indicators together with net income as measured under GAAP to present a complete analysis of its results of operations. Adjusted EBIT and Adjusted EBITDA should be evaluated together with net income measured under GAAP for a complete understanding of GCP's results of operations.
The Company does not provide GAAP earnings on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP.

GCP Applied Technologies Inc. Analysis of Operations (unaudited)

	Three Months Ended December 31,			Year Ended December 31,
Analysis of Operations (In millions)	2017	2016	% Change	2017	2016	% Change
Net sales:
Specialty Construction Chemicals	$166.6	$157.2	6.0%	$615.7	$623.8	(1.3)%
Specialty Building Materials	122.9	104.2	17.9%	468.7	422.7	10.9%
Total GCP net sales	$289.5	$261.4	10.7%	$1,084.4	$1,046.5	3.6%
Net sales by region:
North America	$144.7	$131.1	10.4%	$540.7	$509.1	6.2%
Europe Middle East Africa (EMEA)	65.6	51.7	26.9%	244.5	225.6	8.4%
Asia Pacific	60.8	60.3	0.8%	229.2	241.2	(5.0)%
Latin America	18.4	18.3	0.5%	70.0	70.6	(0.8)%
Total net sales by region	$289.5	$261.4	10.7%	$1,084.4	$1,046.5	3.6%
Net Sales, Constant Currency:
Specialty Construction Chemicals	$164.9	$157.2	4.9%	$630.1	$623.8	1.0%
Specialty Building Materials	120.6	104.2	15.7%	469.8	422.7	11.1%
Total GCP Net Sales, Constant Currency (non-GAAP)	$285.5	$261.4	9.2%	$1,099.9	$1,046.5	5.1%
Adjusted EBIT(A):
Specialty Construction Chemicals segment operating income	$18.9	$18.9	—%	$63.4	$72.6	(12.7)%
Specialty Building Materials segment operating income	28.8	25.1	14.7%	109.4	114.0	(4.0)%
Corporate costs(B)	(7.5)	(9.3)	19.4%	(36.4)	(38.4)	5.2%
Certain pension costs(C)	(2.0)	(1.8)	(11.1)%	(9.0)	(7.2)	(25.0)%
Adjusted EBIT (non-GAAP)	38.2	32.9	16.1%	127.4	141.0	(9.6)%
Loss on sale of product line	—	—	—%	(2.1)	—	NM
Currency and other financial losses in Venezuela	—	—	—%	(39.1)	—	NM
Litigation settlement	—	—	—%	(4.0)	—	NM
Legacy product, environmental and other claims(D)	(0.6)	—	NM	(0.6)	—	NM
Repositioning expenses	(3.0)	(1.0)	NM	(9.8)	(15.3)	35.9%
Restructuring expenses and asset impairments	(0.5)	(0.5)	—%	(13.5)	(1.9)	NM
Pension MTM adjustment and other related costs, net	(11.2)	(19.9)	43.7%	(14.1)	(22.6)	37.6%
Gain on termination and curtailment of pension and other postretirement plans	0.7	(1.8)	NM	6.6	0.8	NM
Third-party and other acquisition-related costs	(1.8)	(0.3)	NM	(6.8)	(0.6)	NM
Other financing costs	—	—	—%	(6.0)	(1.2)	NM
Amortization of acquired inventory fair value adjustment	—	(1.3)	NM	(2.9)	(1.3)	NM
Tax indemnification adjustments	(0.4)	—	NM	(2.8)	—	NM
Interest expense, net	(12.1)	(16.8)	28.0%	(61.1)	(64.6)	5.4%
Income tax (expense) benefit	(78.4)	3.1	NM	(82.1)	(6.7)	NM
Net (loss) income from continuing operations attributable to GCP shareholders (GAAP)	$(69.1)	$(5.6)	NM	$(110.9)	$27.6	NM
Diluted EPS from continuing operations (GAAP)	$(0.96)	$(0.08)	NM	$(1.55)	$0.38	NM
Adjusted EPS (non-GAAP)	$0.24	$0.18	33.3%	$0.64	$0.79	(19.0)%

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)

	Three months ended December 31,			Year Ended December 31,
Analysis of Operations (In millions)	2017	2016	% Change	2017	2016	% Change
Adjusted profitability performance measures:
Gross Profit:
Specialty Construction Chemicals	$58.7	$58.3	0.7%	$218.8	$229.9	(4.8)%
Specialty Building Materials	52.0	47.0	10.6%	204.1	196.7	3.8%
Adjusted Gross Profit (non-GAAP)	110.7	105.3	5.1%	422.9	426.6	(0.9)%
Amortization of acquired inventory fair value adjustment	—	(1.3)	NM	(2.9)	(1.3)	NM
Loss in Venezuela in cost of goods sold	—	—	—%	(0.8)	—	NM
Corporate costs and pension costs in cost of goods sold	(0.8)	(6.8)	88.2%	(2.1)	(7.7)	72.7%
Total GCP Gross Profit (GAAP)	109.9	97.2	13.1%	417.1	417.6	(0.1)%
Gross Margin:
Specialty Construction Chemicals	35.2%	37.1%	(1.9) pts	35.5%	36.9%	(1.4) pts
Specialty Building Materials	42.3%	45.1%	(2.8) pts	43.5%	46.5%	(3.0) pts
Adjusted Gross Margin (non-GAAP)	38.2%	40.3%	(2.1) pts	39.0%	40.8%	(1.8) pts
Amortization of acquired inventory fair value adjustment	—%	(0.5)%	NM	(0.3)%	(0.1)%	(0.2) pts
Loss in Venezuela in cost of goods sold	—%	—%	0.0 pts	(0.1)%	—%	0.0 pts
Corporate costs and pension costs in cost of goods sold	(0.3)%	(2.6)%	2.3 pts	(0.2)%	(0.7)%	0.5 pts
Total GCP Gross Margin (GAAP)	37.9%	37.2%	0.7 pts	38.4%	40.0%	(1.6) pts
Adjusted EBIT(A)(B)(C):
Specialty Construction Chemicals segment operating income	$18.9	$18.9	—%	$63.4	$72.6	(12.7)%
Specialty Building Materials segment operating income	28.8	25.1	14.7%	109.4	114.0	(4.0)%
Corporate and certain pension costs	(9.5)	(11.1)	14.4%	(45.4)	(45.6)	0.4%
Total GCP Adjusted EBIT (non-GAAP)	38.2	32.9	16.1%	127.4	141.0	(9.6)%
Depreciation and amortization:
Specialty Construction Chemicals	$5.7	$5.0	14.0%	$21.3	$20.0	6.5%
Specialty Building Materials	3.6	2.7	33.3%	13.2	9.6	37.5%
Corporate	0.6	(0.1)	NM	2.3	0.2	NM
Total GCP	9.9	7.6	30.3%	36.8	29.8	23.5%
Adjusted EBITDA:
Specialty Construction Chemicals	$24.6	$23.9	2.9%	$84.7	$92.6	(8.5)%
Specialty Building Materials	32.4	27.8	16.5%	122.6	123.6	(0.8)%
Corporate and certain pension costs	(8.9)	(11.2)	20.5%	(43.1)	(45.4)	5.1%
Total GCP Adjusted EBITDA (non-GAAP)	48.1	40.5	18.8%	164.2	170.8	(3.9)%
Adjusted EBIT Margin:
Specialty Construction Chemicals	11.3%	12.0%	(0.7) pts	10.3%	11.6%	(1.3) pts
Specialty Building Materials	23.4%	24.1%	(0.7) pts	23.3%	27.0%	(3.7) pts
Total GCP Adjusted EBIT Margin (non-GAAP)	13.2%	12.6%	0.6 pts	11.7%	13.5%	(1.8) pts
Adjusted EBITDA Margin:
Specialty Construction Chemicals	14.8%	15.2%	(0.4) pts	13.8%	14.8%	(1.0) pts
Specialty Building Materials	26.4%	26.7%	(0.3) pts	26.2%	29.2%	(3.0) pts
Total GCP Adjusted EBITDA Margin (non-GAAP)	16.6%	15.5%	1.1 pts	15.1%	16.3%	(1.2) pts

GCP Applied Technologies Inc. Analysis of Operations (unaudited) (continued)
(In millions)	Four Quarters Ended
	2017	2016
Calculation of Adjusted EBIT Return On Invested Capital (trailing four quarters):
Adjusted EBIT	$127.4	$141.0
Invested Capital:
Trade accounts receivable	217.1	166.6
Inventories	106.3	89.3
Accounts payable	(134.8)	(95.9)
	188.6	160.0
Other current assets (excluding income taxes and related party loans receivable)	42.6	32.3
Properties and equipment, net	216.6	192.6
Goodwill	198.2	114.9
Technology and other intangible assets, net	91.8	52.6
Other assets (excluding capitalized financing fees)	20.6	18.2
Other current liabilities (excluding income taxes, restructuring, repositioning, accrued interest and liabilities incurred in association with the Darex divestiture)	(106.0)	(90.3)
Other liabilities (excluding other postretirement benefits liability and liabilities incurred in association with the Darex divestiture)	(20.7)	(13.9)
Total invested capital	$631.7	$466.4
Adjusted EBIT Return On Invested Capital (non-GAAP)	20.2%	30.2%
___________________________________________________________________________________________________________________
Amounts may not add due to rounding.

(A)	GCP's segment operating income includes only GCP's share of income of consolidated joint ventures.

(B)
Management allocates corporate costs to each segment to the extent such costs are directly attributable to the segments. Corporate costs include $5.4 million and $10.3 million of allocable costs in the years ended December 31, 2017 and 2016, respectively. Such costs did not qualify to be reclassified to discontinued operations and, therefore, were not allocated. As of the third quarter of 2017, the Company began allocating these costs to its remaining operating segments.

(C)
Certain pension costs include only ongoing costs recognized quarterly, which include service and interest costs, expected returns on plan assets and amortization of prior service costs/credits. SCC and SBM segment operating income and corporate costs do not include any amounts for pension expense. Other pension-related costs including annual mark-to-market adjustments, actuarial gains and losses, gains or losses from curtailments and terminations and other related costs are excluded from Adjusted EBIT. These amounts are not used by management to evaluate the performance of the GCP businesses and significantly affect the peer-to-peer and period-to-period comparability of our financial results. Mark-to-market adjustments, actuarial gains and losses and other related costs relate primarily to changes in financial market values and actuarial assumptions and are not directly related to the operation of the GCP businesses.

(D)
Legacy product, environmental and other claims include costs relating to businesses that are no longer part of GCP's core business portfolio. These businesses were divested or otherwise ceased operations; however, GCP retains certain risks and obligations, which we refer to as legacy liabilities. The principal legacy liabilities are product and environmental liabilities.

NM	Not meaningful.

(In millions)	Year Ended December 31,
	2017	2016
Cash flow measure:
Net cash (used in) provided by operating activities from continuing operations	$(5.4)	$75.8
Capital expenditures	(45.0)	(40.9)
Free Cash Flow (non-GAAP)	(50.4)	34.9
Cash paid for repositioning	6.2	17.7
Cash paid for restructuring	6.8	3.6
Cash paid for third-party and other acquisition-related costs	6.3	—
Cash paid for litigation settlement	4.0	—
Capital expenditures related to repositioning	1.9	6.9
Cash taxes related to repositioning, restructuring, third-party and other acquisition-related costs and litigation settlement	(6.2)	2.5
Accelerated pension plan contributions	40.0	1.0
Adjusted Free Cash Flow (non-GAAP)	$8.6	$66.6

GCP Applied Technologies Inc. Adjusted Earnings Per Share (unaudited)
	Three Months Ended December 31,
	2017				2016
(In millions, except per share amounts)	Pre- Tax	Tax Effect	After- Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$(0.96)				$(0.08)
Legacy product, environmental and other claims	$0.6	$0.2	$0.4	0.01	$—	$—	$—	—
Repositioning expenses	3.0	1.1	1.9	0.03	1.0	0.4	0.6	0.01
Restructuring expenses	0.5	0.2	0.3	—	0.5	0.2	0.3	—
Pension MTM adjustment and other related costs, net	11.2	4.7	6.5	0.09	19.9	6.5	13.4	0.19
Gain on termination and curtailment of pension and other postretirement plans	(0.7)	(0.3)	(0.4)	(0.01)	1.8	0.6	1.2	0.02
Third-party and other acquisition-related costs	1.8	0.4	1.4	0.02	0.3	0.1	0.2	—
Amortization of acquired inventory fair value adjustment	—	—	—	—	1.3	0.5	0.8	0.01
Tax indemnification adjustments	0.4	0.1	0.3	—	—	—	—	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions(2)	—	(75.7)	75.7	1.06	—	(2.0)	2.0	0.03
Adjusted EPS (non-GAAP)				$0.24				$0.18

	Year Ended December 31,
	2017				2016
(In millions, except per share amounts)	Pre-Tax	Tax Effect	After-Tax	Per Share	Pre- Tax	Tax Effect	After- Tax	Per Share
Diluted Earnings Per Share (GAAP)				$(1.55)				$0.38
Loss on sale of product line	$2.1	$0.8	$1.3	0.02	$—	$—	$—	—
Currency and other financial losses in Venezuela(1)	39.1	12.9	26.2	0.37	—	—	—	—
Litigation settlement	4.0	1.5	2.5	0.03	—	—	—	—
Legacy product, environmental and other claims	0.6	0.2	0.4	0.01	—	—	—	—
Repositioning expenses	9.8	3.9	5.9	0.08	15.3	5.5	9.8	0.14
Restructuring expenses	13.5	4.6	8.9	0.12	1.9	0.5	1.4	0.02
Pension MTM adjustment and other related costs, net	14.1	6.0	8.1	0.11	22.6	8.0	14.6	0.20
Gain on termination and curtailment of pension and other postretirement plans	(6.6)	(2.8)	(3.8)	(0.05)	(0.8)	(0.3)	(0.5)	(0.01)
Third-party and other acquisition-related costs	6.8	1.3	5.5	0.08	0.6	0.2	0.4	0.01
Other financing costs	6.0	2.3	3.7	0.05	1.2	0.5	0.7	0.01
Amortization of acquired inventory fair value adjustment	2.9	0.9	2.0	0.03	1.3	0.5	0.8	0.01
Tax indemnification adjustments	2.8	0.8	2.0	0.03	—	—	—	—
Discrete tax items:
Discrete tax items, including adjustments to uncertain tax positions(2)	—	(93.9)	93.9	1.31	—	(2.3)	2.3	0.03
Adjusted EPS (non-GAAP)				$0.64				$0.79
__________________________

(1)	Tax effect amount represents the benefit resulting from outside basis differences in Venezuela. Refer to Note 6, "Income Taxes," to the Consolidated Financial Statements.

(2)
Discrete tax items during 2017 relate primarily to the $81.7 million charge associated with 2017 Tax Act. Refer to Note 6, "Income Taxes," to the Consolidated Financial Statements and "Income Taxes" below for additional discussion of the impact of the 2017 Tax Act.